Exhibit 99.1

RELIANCE AND DISNEY ANNOUNCE STRATEGIC JOINT VENTURE

TO BRING TOGETHER THE MOST COMPELLING AND ENGAGING ENTERTAINMENT

BRANDS IN INDIA

Companies to merge respective digital streaming and television assets in India to create a world class leader across entertainment and sports

Reliance to invest ₹11,500 crore in the Joint Venture

Disney to provide Content License to the Joint Venture

Mumbai/ Burbank, Calif., 28th February 2024: Reliance Industries Limited (“RIL”), Viacom 18 Media Private Limited (“Viacom18”) and The Walt Disney Company (NYSE:DIS) (“Disney”) today announced the signing of binding definitive agreements to form a joint venture (“JV”) that will combine the businesses of Viacom18 and Star India. As part of the transaction, the media undertaking of Viacom18 will be merged into Star India Private Limited (“SIPL”) through a court-approved scheme of arrangement.

In addition, RIL has agreed to invest at closing ₹11,500 crore (~US$ 1.4 billion) into the JV for its growth strategy.

The transaction values the JV at ₹70,352 crore (~US$ 8.5 billion) on a post-money basis, excluding synergies. Post completion of the above steps, the JV will be controlled by RIL and owned 16.34% by RIL, 46.82% by Viacom18 and 36.84% by Disney.

Disney may also contribute certain additional media assets to the JV, subject to regulatory and third-party approvals.

Mrs. Nita M. Ambani will be the Chairperson of the JV, with Mr. Uday Shankar as Vice Chairperson providing strategic guidance to the JV.

The JV will be one of the leading TV and digital streaming platforms for entertainment and sports content in India, bringing together iconic media assets across entertainment (e.g. Colors, StarPlus, StarGOLD) and sports (e.g. Star Sports and Sports18) including access to highly anticipated events across television and digital platforms through JioCinema and Hotstar. The JV will have over 750 million viewers across India and will also cater to the Indian diaspora across the world.

The JV will seek to lead the digital transformation of the media and entertainment industry in India and offer consumers high-quality and comprehensive content offerings anytime and anywhere. The combination of the media expertise, cutting-edge technology and diverse content libraries of Viacom18 and Star India will allow the JV to offer more appealing domestic and global entertainment content and sports livestreaming services, while delivering an innovative and convenient digital entertainment experience at affordable prices. With the addition of Disney’s acclaimed films and shows to Viacom18’s renowned productions and sports offerings, the JV will offer a compelling, accessible and novel digital-focused entertainment experience to people in India and the Indian diaspora globally.

The JV will also be granted exclusive rights to distribute Disney films and productions in India, with a license to more than 30,000 Disney content assets, providing a full suite of entertainment options for the Indian consumer.

Speaking about the JV, Mr. Mukesh D Ambani, Chairman & Managing Director of Reliance Industries, said, “This is a landmark agreement that heralds a new era in the Indian entertainment industry. We have always respected Disney as the best media group globally and are very excited at forming this strategic joint venture that will help us pool our extensive resources, creative prowess, and market insights to deliver unparalleled content at affordable prices to audiences across the nation. We welcome Disney as a key partner of Reliance group.”

Mr. Bob Iger, CEO of The Walt Disney Company said, “India is the world’s most populous market, and we are excited for the opportunities that this joint venture will provide to create long-term value for the company. Reliance has a deep understanding of the Indian market and consumer, and together we will create one of the country’s leading media companies, allowing us to better serve consumers with a broad portfolio of digital services and entertainment and sports content.”

Mr. Uday Shankar, Co-founder of Bodhi Tree Systems said, “We are privileged to be enhancing our relationship with Reliance to now also include Disney, a global leader in media & entertainment. All of us are committed to delivering exceptional value to our audiences, advertisers, and partners. This joint venture is poised to shape the future of entertainment in India and accelerate the Hon’ble Prime Minister’s vision of making Digital India a global exemplar.”

The transaction is subject to regulatory, shareholder and other customary approvals and is expected to be completed in the last quarter of Calendar Year 2024 or first quarter of Calendar Year 2025.

Goldman Sachs is acting as financial and valuation advisor and Skadden, Arps, Slate, Meagher & Flom LLP, Khaitan & Co and Shardul Amarchand Mangaldas & Co are acting as legal counsels to RIL and Viacom18 on the transaction. Ernst & Young has provided an independent valuation to RIL and Viacom18, while HSBC India acting as financial advisor has provided a Fairness Opinion to Viacom18.

The Raine Group is acting as lead financial advisor to Disney on the transaction. Citi is acting as a financial advisor to Disney. Cleary Gottlieb served as lead outside counsel to Disney and Covington & Burling and AZB served as legal counsels to Disney on the transaction. BDO has provided an independent valuation to SIPL.

About Reliance Industries Limited

Reliance is India’s largest private sector company, with a consolidated revenue of Rs 9,74,864 crore (US$118.6 billion), cash profit Rs 1,25,951 crore (US$ 15.3 billion) and net profit of Rs 73,670 crore (US$9.0 billion) for the year ended March 31, 2023. Reliance’s activities span hydrocarbon exploration and production, petroleum refining and marketing, petrochemicals, advanced materials and composites, renewables (solar and hydrogen), retail and digital services.

Currently ranked 88th, Reliance is the largest private sector company from India to be featured in Fortune’s Global 500 list of ‘World’s Largest Companies’ for 2023. The company stands 45th in the Forbes Global 2000 rankings of ‘World’s Largest Public Companies’ for 2023, the highest among Indian companies. Reliance is the top-ranked Indian company and the only one in the top 100 on Forbes’ ‘World’s Best Employers’ 2023 list. Additionally, it is featured among LinkedIn’s ‘Top Companies 2023: The 25 Best Workplaces To Grow Your Career In India.’ Website: www.ril.com

About Viacom 18 Media Private Limited

Viacom18 Media Pvt. Ltd. is one of India’s fastest growing entertainment networks and a house of iconic brands that offers multi-platform, multi-generational and multicultural brand experiences. Viacom18 defines entertainment in India by touching the lives of people through its properties on air, online, on ground, in cinemas and merchandise. Its portfolio of 40 channels across general entertainment, movies, sports, youth, music and kids genres delights the consumers across the country with its eclectic mix of programming. JioCinema, Viacom18’s OTT platform, is one of India’s leading streaming services and most popular destination for live sports. Viacom18 Studios has successfully produced and distributed iconic Hindi films and clutter-breaking regional films for over 13 years in India.

About The Walt Disney Company

The Walt Disney Company, together with its subsidiaries and affiliates, is a leading diversified international entertainment and media enterprise that includes three core business segments: Entertainment, Sports and Experiences. Disney is a Dow 30 company and had annual revenues of $88.89billion in its Fiscal Year 2023.

About Star India

With a television network that reaches more than 700 million viewers in nine different languages every month and a streaming platform (Disney+ Hotstar) that has transformed the way India consumes entertainment, Disney Star is a leading media & entertainment company in the country. The organization’s entertainment portfolio, which generates more than 20,000 hours of original content every year, cuts across general entertainment, sports, films, infotainment, kids and lifestyle content. With leadership positions in every segment it occupies, Disney Star has been redefining the media landscape for more than 30 years now, anchored on the three pillars of storytelling, innovation and an unwavering focus on delivering to the expectations of our audiences.

About Bodhi Tree Systems

Bodhi Tree Systems is a strategic investor in consumer technology opportunities in Southeast Asia, with a particular focus on India. The entity is a platform of James Murdoch’s Lupa Systems and Uday Shankar and was established in 2021 to explore and invest in Southeast Asia and the Middle East. In addition to media, Bodhi Tree expects to invest in other consumer technology sectors that represent significant opportunities but suffer from a lack of capital and innovation – including healthcare and education. Qatar Investment Authority (QIA), the sovereign wealth fund of the State of Qatar, is an investor in Bodhi Tree Systems.

FORWARD-LOOKING STATEMENTS – THE WALT DISNEY COMPANY

The terms “Company,” “we,” and “our” are used below to refer collectively to The Walt Disney Company and the subsidiaries through which its various businesses are actually conducted.

Certain statements and information in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, beliefs, plans, strategies, business or financial prospects or outlook, trends, future growth opportunities and drivers; expected benefits of a joint venture with RIL, including future products and service offerings and consumer sentiment, priorities and demand; investments in and structure of joint venture; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated; deterioration in or pressures from competitive conditions, including competition to create or acquire content; competition for talent and competition for advertising revenue; consumer preferences and acceptance of our content, offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory and legal developments, including failure to obtain necessary regulatory approvals; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits from a joint venture with RIL; demand for our products and services; performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” quarterly reports on Form 10-Q, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and subsequent filings with the Securities and Exchange Commission.

CONTACTS:

Reliance

Tushar Pania

tushar.pania@ril.com

The Walt Disney Company

George Cherian

Corporate Communications Disney India & Star India

George.Cherian@disney.com

Mike Long

Corporate Communications

Mike.P.Long@Disney.com

David Jefferson

Corporate Communications

David.J.Jefferson@disney.com